Exhibit 99.1
Contact: Igor Khislavsky
Vice President, Investor Relations
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
Fourth Quarter 2020		Full Year 2020
●	Total revenue increased 10.3% to $2,123 million	●	Total revenue increased 6.1% to $8,042 million
●	Property revenue increased 10.0% to $2,100 million	●	Property revenue increased 6.5% to $7,954 million
●	Net income decreased 36.5% to $362 million	●	Net income decreased 11.7% to $1,692 million
●	Adjusted EBITDA increased 13.0% to $1,375 million	●	Adjusted EBITDA increased 8.7% to $5,156 million
●	Consolidated AFFO increased 8.9% to $936 million	●	Consolidated AFFO increased 7.6% to $3,788 million
Boston, Massachusetts – February 25, 2021: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter and the full year ended December 31, 2020.
Tom Bartlett, American Tower’s Chief Executive Officer, stated, “We generated strong performance in 2020, driven by the combination of solid organic growth, accretive acquisitions and a record year of new site construction, along with improving margins. Moreover, we grew our common stock dividend and maintained our strong balance sheet, while helping to provide critical connectivity to billions of people across our served markets during the ongoing pandemic.
In 2021, we expect to extend our long track record of driving sustainable growth as mobile technology advances globally. We look forward to closing our transformational Telxius acquisition, which will establish us as a leader in Germany and Spain, and are rapidly integrating the more than 2,000 new towers we acquired in the U.S. and Canada in the fourth quarter of 2020. We believe that our comprehensive asset base, commitment to our Stand and Deliver strategy and our exceptional employees around the world position American Tower for continued success as we look to 5G and beyond.”
CONSOLIDATED OPERATING RESULTS OVERVIEW
American Tower generated the following operating results for the quarter and the full year ended December 31, 2020 (all comparative information is presented against the quarter and full year ended December 31, 2019).

($ in millions, except per share amounts.)	Q4 2020	Growth Rate	FY 2020	Growth Rate
Total revenue	$2,123	10.3%	$8,042	6.1%
Total property revenue	$2,100	10.0%	$7,954	6.5%
Total Tenant Billings Growth	$141	9.4%	$574	9.7%
Organic Tenant Billings Growth	$67	4.4%	$285	4.8%
Property Gross Margin	$1,537	12.6%	$5,766	8.9%
Property Gross Margin %	73.2%		72.5%
Net income(1)	$362	(36.5)%	$1,692	(11.7)%
Net income attributable to AMT common stockholders(1)	$365	(35.1)%	$1,691	(10.4)%
Net income attributable to AMT common stockholders per diluted share(1)	$0.82	(34.9)%	$3.79	(10.6)%
Adjusted EBITDA	$1,375	13.0%	$5,156	8.7%
Adjusted EBITDA Margin %	64.8%		64.1%

Nareit Funds From Operations (FFO) attributable to AMT common stockholders	$956	(3.8)%	$3,511	0.5%
Consolidated AFFO	$936	8.9%	$3,788	7.6%
Consolidated AFFO per Share	$2.10	8.8%	$8.49	7.5%
AFFO attributable to AMT common stockholders	$923	6.2%	$3,764	9.4%
AFFO attributable to AMT common stockholders per Share	$2.07	6.2%	$8.44	9.2%

Cash provided by operating activities	$1,132	13.9%	$3,881	3.4%
Less: total cash capital expenditures(2)	$374	36.1%	$1,071	4.0%
Free Cash Flow	$758	5.5%	$2,810	3.2%
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(1)Three and twelve months ended December 31,2020 and associated growth rates impacted by impairment charges of approximately $181 million and $223 million, respectively, recorded in 2020, as well as the non-recurrence of a $113 million one-time income tax benefit in India in 2019.
(2)Q4 2020 and FY 2020 cash capital expenditures include $13.4 million and $46.1 million, respectively, of finance lease and perpetual land easement payment reported in cash flows from financing activities in the condensed consolidated statements of cash flows.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions and other information regarding the Company’s use of non-GAAP measures. For financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Consolidated Financial Information” below.
CAPITAL ALLOCATION OVERVIEW
Distributions – During the quarter and full year ended December 31, 2020, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q4 2020(1)	FY 2020
Distributions per share	$1.21	$4.53
Aggregate amount (in millions)	$538	$2,011
Year-over-year per share growth	19.8%	19.8%
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(1)    The distribution declared on December 3, 2020 was paid in the first quarter of 2021 to stockholders of record as of the close of business on December 28, 2020.
Stock Repurchase Program – The Company repurchased a total of 0.3 million shares of its common stock for approximately $56 million in 2020, all in the first and second quarters. As of December 31, 2020, there was approximately $2.0 billion remaining under the Company’s existing stock repurchase programs.
Capital Expenditures – During the fourth quarter of 2020, total capital expenditures were approximately $374 million, of which $67 million was for non-discretionary capital improvements and corporate capital expenditures. For the full year 2020, total capital expenditures were approximately $1.1 billion, of which $160 million was for non-discretionary capital improvements and corporate capital expenditures. For additional capital expenditure details, please refer to the supplemental disclosure package available on the Company’s website.
Acquisitions – During the fourth quarter of 2020, the Company spent approximately $3.5 billion to acquire 2,629 communications sites, primarily in the U.S. and Canada, including more than 1,600 towers and distributed antenna systems, as well as other communications infrastructure, as part of its previously announced agreement with InSite Wireless Group, LLC (the “InSite Acquisition”). Also included in the totals herein is the Company’s acquisition of over 500 additional towers in the U.S. in the fourth quarter. For the full year 2020, the Company spent approximately $3.8 billion to acquire 3,477 communications sites and other communications infrastructure globally.
On January 13, 2021, the Company entered into definitive agreements with Telxius Telecom, S.A. (“Telxius”), a subsidiary of Telefónica, S.A., under which it will acquire Telxius’ European and Latin American tower divisions, comprising approximately 31,000 communications sites in Argentina, Brazil, Chile, Germany, Peru and Spain, for approximately €7.7 billion (approximately $9.4 billion at the date of signing) (the “Pending Telxius Acquisition”). The Pending Telxius Acquisition is expected to close in tranches beginning in the second quarter of 2021, subject to customary closing conditions, including government and regulatory approval.
Other Events – On December 16, 2020, the Company redeemed 100% of Tata Teleservices Limited and Tata Sons’ remaining combined holdings of ATC Telecom Infrastructure Private Limited (“ATC TIPL”), for total consideration of INR 24.8 billion (approximately $337 million at the date of redemption). As a result of the redemption, the Company’s controlling interest in ATC TIPL increased from 79% to 92%.
In February 2021, the Company entered into an agreement with Macquarie SBI Infrastructure Investments Pte Limited and SBI Macquarie Infrastructure Trust (together, “Macquarie”) to redeem 100% of their combined holdings in ATC TIPL. Accordingly, the Company expects to pay an amount equivalent to INR 12.9 billion (approximately $177 million at the December 31, 2020 exchange rate) to redeem the shares in 2021, subject to regulatory approval. After the completion of the redemption, the Company will hold a 100% ownership interest in ATC TIPL.

LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended December 31, 2020, the Company’s Net Leverage Ratio was 5.0x net debt (total debt less cash and cash equivalents) to fourth quarter 2020 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio ($ in millions, totals may not add due to rounding)	As of December 31, 2020
Total debt	$29,287
Less: Cash and cash equivalents	1,746
Net Debt	27,541
Divided By: Fourth quarter annualized Adjusted EBITDA(1)	5,502
Net Leverage Ratio	5.0x
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(1)Q4 2020 Adjusted EBITDA multiplied by four.
Liquidity and Financing Activities – As of December 31, 2020, the Company had nearly $4.9 billion of total liquidity, consisting of $1.7 billion in cash and cash equivalents plus the ability to borrow an aggregate of approximately $3.2 billion under its revolving credit facilities, net of any outstanding letters of credit.
During the fourth quarter of 2020, the Company issued $1.7 billion in senior unsecured notes. The net proceeds were used to repay existing indebtedness and for general corporate purposes, including the funding of the InSite Acquisition.
On February 5, 2021, the Company repaid its $750.0 million unsecured term loan due February 12, 2021.

On February 10, 2021, the Company entered into amendments to its revolving credit facilities and 2019 term loan providing for, among other things, an upsize of the commitments under its multicurrency revolving credit facility to $4.1 billion and its revolving credit facility to $2.9 billion, of which €1.3 billion under the multicurrency revolving credit facility is to be used to finance a portion of the Pending Telxius Acquisition. Also on February 10, 2021, the Company entered into a €1.1 billion 364-day delayed draw term loan and an €825.0 million 3-year delayed draw term loan, the proceeds of which are to be used to fund the Pending Telxius Acquisition.
As a result of the above transactions, effective February 10, 2021, the Company reduced the size of the bridge commitment it entered into on January 13, 2021 with Bank of America N.A. and BofA Securities, Inc. to €4.275 billion from the original €7.5 billion.
FULL YEAR 2021 OUTLOOK
The following full year 2021 estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 25, 2021. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company’s outlook does not include any impact from the Pending Telxius Acquisition.
As of February 25, 2021, based on currently available information, the Company does not anticipate significant impacts to its underlying operating results in 2021 as a result of the coronavirus (“COVID-19”) pandemic. This is subject to change depending on future developments, which are highly uncertain and cannot be predicted at this time. Additional information pertaining to the impact of COVID-19 on the Company will be provided in our upcoming Form 10-K for the twelve months ended December 31, 2020.
The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for February 25, 2021 through December 31, 2021: (a) 107 Argentinean Pesos; (b) 1.30 Australian Dollars (c) 5.40 Brazilian Reais; (d) 1.27 Canadian Dollars (e) 730 Chilean Pesos; (f) 3,520 Colombian Pesos; (g) 0.82 Euros; (h) 5.90 Ghanaian Cedis; (i) 73.10 Indian Rupees; (j) 111 Kenyan Shillings; (k) 20.00 Mexican Pesos; (l) 400 Nigerian Naira; (m) 6,900 Paraguayan Guarani; (n) 3.65 Peruvian Soles; (o) 3.75 Polish Zloty; (p) 15.15 South African Rand; (q) 3,690 Ugandan Shillings; and (r) 540 West African CFA Francs.
The Company’s outlook reflects estimated favorable impacts of foreign currency exchange rate fluctuations to property revenue, Adjusted EBITDA and Consolidated AFFO of approximately $40 million, $27 million and $23 million, respectively, relative to the Company’s 2020 results. The impact of foreign currency exchange rate fluctuations on net income is not provided, as the impact on all components of the net income measure cannot be calculated without unreasonable effort.
Additional information pertaining to the impact of foreign currency and London Interbank Offered Rate (“LIBOR”) fluctuations on the Company’s outlook has been provided in the supplemental disclosure package available on the Company’s website.

2021 Outlook ($ in millions)	Full Year 2021			Midpoint Growth Rates vs. Prior Year
Total property revenue(1)	$8,500	to	$8,650	7.8%
Net income	2,165	to	2,265	31.0%
Adjusted EBITDA	5,590	to	5,690	9.4%
Consolidated AFFO	4,060	to	4,160	8.5%
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(1)Includes U.S. & Canada segment property revenue of $4,850 million to $4,910 million and international property revenue of $3,650 million to $3,740 million, reflecting midpoint growth rates of 8.0% and 7.5%, respectively. The U.S. & Canada growth rate includes an estimated positive impact of over 2% associated with an increase in non-cash straight-line revenue recognition. The international growth rate includes an estimated positive impact of over 1% from the translational effects of foreign currency exchange rate fluctuations. International property revenue reflects the Company’s Latin America, Africa, Europe and Asia-Pacific segments.

2021 Outlook for Total Property revenue, at the midpoint, includes the following components(1): ($ in millions, totals may not add due to rounding.)	U.S. & Canada Property	International Property(2)	Total Property
International pass-through revenue	N/A	$1,035	$1,035
Straight-line revenue	405	30	435
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(1)For additional discussion regarding these components, please refer to “Revenue Components” below.
(2)International property revenue reflects the Company’s Latin America, Africa, Europe and Asia-Pacific segments.

2021 Outlook for Total Tenant Billings Growth, at the midpoint, includes the following components(1): (Totals may not add due to rounding.)	U.S. & Canada Property	International Property(2)	Total Property
Organic Tenant Billings	~3%	~5%	~3-4%
New Site Tenant Billings	~4%	~3%	~3-4%
Total Tenant Billings Growth	~6-7%	~8%	~7%
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(1)For additional discussion regarding the component growth rates, please refer to “Revenue Components” below.
(2)International property revenue reflects the Company’s Latin America, Africa, Europe and Asia-Pacific segments.

Outlook for Capital Expenditures: ($ in millions, totals may not add due to rounding.)
	Full Year 2021
Discretionary capital projects(1)	$475	to	$505
Ground lease purchases	230	to	250
Start-up capital projects	190	to	210
Redevelopment	290	to	310
Capital improvement	160	to	170
Corporate	5	—	5
Total	$1,350	to	$1,450
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(1)Includes the construction of 6,000 to 7,000 communications sites globally.

Reconciliation of Outlook for Adjusted EBITDA to Net income: ($ in millions, totals may not add due to rounding.)
	Full Year 2021
Net income	$2,165	to	$2,265
Interest expense	860	to	840
Depreciation, amortization and accretion	2,105	to	2,125
Income tax provision	205	to	215
Stock-based compensation expense	120	—	120
Other, including other operating expenses, interest income, gain (loss) on retirement of long-term obligations and other income (expense)	135	to	125
Adjusted EBITDA	$5,590	to	$5,690

Reconciliation of Outlook for Consolidated AFFO to Net income: ($ in millions, totals may not add due to rounding.)
	Full Year 2021
Net income	$2,165	to	$2,265
Straight-line revenue	(435)	—	(435)
Straight-line expense	65	—	65
Depreciation, amortization and accretion	2,105	to	2,125
Stock-based compensation expense	120	—	120
Deferred portion of income tax	—	—	—
Other, including other operating expense, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, gain (loss) on retirement of long-term obligations, other income (expense), long-term deferred interest charges and distributions to minority interests	205	to	195
Capital improvement capital expenditures	(160)	to	(170)
Corporate capital expenditures	(5)	—	(5)
Consolidated AFFO	$4,060	to	$4,160
Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter and year ended December 31, 2020 and its outlook for 2021. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (877) 692-8955
International dial-in: (234) 720-6979
Passcode: 2909496
When available, a replay of the call can be accessed until 11:59 p.m. ET on March 11, 2021. The replay dial-in numbers are as follows:
U.S./Canada dial-in: (866) 207-1041
International dial-in: (402) 970-0847
Passcode: 6709780
American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 186,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Investor Presentations” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following Non-GAAP and Defined Financial Measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Nareit Funds From Operations (FFO) attributable to American Tower Corporation common stockholders, Consolidated Adjusted Funds From Operations (AFFO), AFFO attributable to American Tower Corporation common stockholders, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders per Share, Free Cash Flow, Net Debt, Net Leverage Ratio and Indian Carrier Consolidation-Driven Churn (ICCC). In addition, the Company presents: Tenant Billings, Tenant Billings Growth, Organic Tenant Billings Growth and New Site Tenant Billings Growth.

These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses and are commonly used across its industry peer group. As outlined in detail below, the Company believes that these measures can assist in comparing company performance on a consistent basis irrespective of depreciation and amortization or capital structure, while also providing valuable incremental insight into the underlying operating trends of its business.

Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost basis, are involved. The Company's Non-GAAP and Defined Financial Measures may not be comparable to similarly titled measures used by other companies.

Revenue Components

In addition to reporting total revenue, the Company believes that providing transparency around the components of its revenue provides investors with insight into the indicators of the underlying demand for, and operating performance of, its real estate portfolio. Accordingly, the Company has provided disclosure of the following revenue components: (i) Tenant Billings, (ii) New Site Tenant Billings; (iii) Organic Tenant Billings; (iv) International pass-through revenue; (v) Straight-line revenue; (vi) Pre-paid amortization revenue; (vii) Foreign currency exchange impact; and (viii) Other revenue.

Tenant Billings: The majority of the Company’s revenue is generated from non-cancellable, long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.

New Site Tenant Billings: Day-one Tenant Billings associated with sites that have been built or acquired since the beginning of the prior-year period. Incremental colocations/amendments, escalations or cancellations that occur on these sites after the date of their addition to our portfolio are not included in New Site Tenant Billings. The Company believes providing New Site Tenant Billings enhances an investor’s ability to analyze the Company’s existing real estate portfolio growth as well as its development program growth, as the Company’s construction and acquisition activities can drive variability in growth rates from period to period.

Organic Tenant Billings: Tenant Billings on sites that the Company has owned since the beginning of the prior-year period, as well as Tenant Billings activity on new sites that occurred after the date of their addition to the Company’s portfolio.

International pass-through revenue: A portion of the Company’s pass-through revenue is based on power and fuel expense reimbursements and therefore subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.

Straight-line revenue: Under GAAP, the Company recognizes revenue on a straight-line basis over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.

Pre-paid amortization revenue: The Company recovers a portion of the costs it incurs for the redevelopment and development of its properties from its tenants. These upfront payments are then amortized over the initial term of the corresponding tenant lease. Given this amortization is not necessarily directly representative of underlying leasing activity on its real estate portfolio (i.e. does not have a renewal option or escalation as our tenant leases do), the Company believes that it is appropriate to provide insight into the impact of pre-paid amortization revenue on certain revenue growth rates to provide transparency into the underlying performance of our real estate business.

Foreign currency exchange impact: The majority of the Company’s international revenue and operating expenses are denominated in each country’s local currency. As a result, foreign currency fluctuations may distort the underlying performance of our real estate business from period to period, depending on the movement of foreign currency exchange rates versus the U.S. Dollar. The Company believes it is appropriate to quantify the impact of foreign currency exchange rate fluctuations on its reported growth to provide transparency into the underlying performance of its real estate business.

Other revenue: Other revenue represents revenue not captured by the above listed items and can include items such as tenant settlements and fiber solutions revenue.

Non-GAAP and Defined Financial Measure Definitions

Tenant Billings Growth: The increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.

Organic Tenant Billings Growth: The portion of Tenant Billings Growth attributable to Organic Tenant Billings. The Company believes that organic growth is a useful measure of its ability to add tenancy and incremental revenue to its assets for the reported period, which enables investors and analysts to gain additional insight into the relative attractiveness, and therefore the value, of the Company’s property assets.

New Site Tenant Billings Growth: The portion of Tenant Billings Growth attributable to New Site Tenant Billings. The Company believes this measure provides valuable insight into the growth attributable to Tenant Billings from recently acquired or constructed properties.

Indian Carrier Consolidation-Driven Churn (ICCC): Tenant cancellations specifically attributable to short-term carrier consolidation in India. Includes impacts of carrier exits from the marketplace and carrier cancellations as a result of consolidation, but excludes normal course churn. In prior periods, the Company provided this additional metric to enhance transparency and provide a better understanding of its recurring business.

Gross Margin: Revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets.

Operating Profit: Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. The Company believes this measure provides valuable insight into the site-level profitability of its assets while also taking into account the overhead expenses required to manage each of its operating segments.

Operating Profit Margin: The percentage that results from dividing Operating Profit by revenue.

Adjusted EBITDA: Net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.

Adjusted EBITDA Margin: The percentage that results from dividing Adjusted EBITDA by total revenue.

Nareit Funds From Operations (FFO), as defined by the National Association of Real Estate Investment Trusts (Nareit), attributable to American Tower Corporation common stockholders: Net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.

Consolidated Adjusted Funds From Operations (AFFO): Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company believes this measure provides valuable insight into the operating performance of its property assets by further adjusting the Nareit FFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may cause material fluctuations in Nareit FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector.

Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders: Consolidated AFFO, excluding the impact of noncontrolling interests on both Nareit FFO attributable to American Tower Corporation common stockholders and the other line items included in the calculation of Consolidated AFFO. The Company believes that providing this additional metric enhances transparency, given the minority interests in its Indian and European businesses.

Consolidated AFFO per Share: Consolidated AFFO divided by the diluted weighted average common shares outstanding.

AFFO attributable to American Tower Corporation common stockholders per Share: AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.

Free Cash Flow: Cash provided by operating activities less total cash capital expenditures, including payments on finance leases and perpetual land easements. The Company believes that Free Cash Flow is useful to investors as the basis for comparing our performance and coverage ratios with other companies in its industry, although this measure of Free Cash Flow may not be directly comparable to similar measures used by other companies.

Net Debt: Total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.

Net Leverage Ratio: Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.

Cautionary Language Regarding Forward-Looking Statements
This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2021 outlook and other targets, foreign currency exchange rates, our expectations for the closing of signed acquisitions, including the Pending Telxius Acquisition, our expectations for the redemption of shares in ATC TIPL, our expectations regarding the potential impacts of the Adjusted Gross Revenue court ruling in India and factors that could affect such expectations, our expectations regarding the impacts of COVID-19 and actions in response to the pandemic on our business and our operating results and factors that could affect such expectations and our expectations regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a significant decrease in leasing demand for our communications infrastructure would materially and adversely affect our business and operating results, and we cannot control that demand; (2) if our tenants consolidate their operations, exit the telecommunications business or share site infrastructure to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to adverse changes in the creditworthiness and financial strength of our tenants; (4) increasing competition within our industry may materially and adversely affect our revenue; (5) our expansion initiatives involve a number of risks and uncertainties, including those related to integrating acquired or leased assets, that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (6) new technologies or changes in our or a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues and operating results; (7) competition for assets could adversely affect our ability to achieve our return on investment criteria; (8) our leverage and debt service obligations may materially and adversely affect our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our distribution requirements; (9) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (10) we may be adversely affected by changes in LIBOR reporting practices, the method in which LIBOR is determined or the use of alternative reference rates; (11) our business, and that of our tenants, is subject to laws, regulations and administrative and judicial decisions, and changes thereto, that could restrict our ability to operate our business as we currently do or impact our competitive landscape; (12) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (13) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (14) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (15) we could have liability under environmental and occupational safety and health laws; (16) our towers, fiber networks, data centers or computer systems may be affected by natural disasters, security breaches and other unforeseen events for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (18) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; and (19) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from those towers will be eliminated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2019, as updated in our Form 10-Q for the three months ended March 31, 2020, each under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,746.3	$1,501.2
Restricted cash	115.1	76.8
Accounts receivable, net	511.6	462.2
Prepaid and other current assets	532.6	513.6
Total current assets	2,905.6	2,553.8
PROPERTY AND EQUIPMENT, net	12,808.7	12,084.4
GOODWILL	7,282.7	6,178.3
OTHER INTANGIBLE ASSETS, net	13,839.8	12,318.4
DEFERRED TAX ASSET	123.1	131.8
DEFERRED RENT ASSET	2,084.3	1,771.1
RIGHT-OF-USE ASSET	7,789.2	7,357.4
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	400.1	406.4
TOTAL	$47,233.5	$42,801.6
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$139.1	$148.1
Accrued expenses	1,043.7	958.2
Distributions payable	544.6	455.0
Accrued interest	207.8	209.4
Current portion of operating lease liability	539.9	494.5
Current portion of long-term obligations	789.8	2,928.2
Unearned revenue	390.6	294.3
Total current liabilities	3,655.5	5,487.7
LONG-TERM OBLIGATIONS	28,497.7	21,127.2
OPERATING LEASE LIABILITY	6,884.4	6,510.4
ASSET RETIREMENT OBLIGATIONS	1,571.3	1,384.1
DEFERRED TAX LIABILITY	859.5	768.3
OTHER NON-CURRENT LIABILITIES	984.6	937.0
Total liabilities	42,453.0	36,214.7
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	212.1	1,096.5
EQUITY:
Common stock	4.6	4.5
Additional paid-in capital	10,473.7	10,117.7
Distributions in excess of earnings	(1,343.0)	(1,016.8)
Accumulated other comprehensive loss	(3,759.4)	(2,823.6)
Treasury stock	(1,282.4)	(1,226.4)
Total American Tower Corporation equity	4,093.5	5,055.4
Noncontrolling interests	474.9	435.0
Total equity	4,568.4	5,490.4
TOTAL	$47,233.5	$42,801.6

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
REVENUES:
Property	$2,099.6	$1,908.4	$7,953.6	$7,464.9
Services	22.9	15.3	87.9	115.4
Total operating revenues	2,122.5	1,923.7	8,041.5	7,580.3
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property(1)	563.1	543.3	2,189.6	2,173.7
Services(1)	9.5	6.9	37.6	43.1
Depreciation, amortization and accretion	481.2	449.8	1,882.3	1,778.4
Selling, general, administrative and development expense(1)	196.3	179.6	778.7	730.4
Other operating expenses(2)	198.1	82.8	265.8	166.3
Total operating expenses	1,448.2	1,262.4	5,154.0	4,891.9
OPERATING INCOME	674.3	661.3	2,887.5	2,688.4
OTHER INCOME (EXPENSE):
Interest income	11.5	10.5	39.7	46.8
Interest expense	(196.1)	(200.9)	(793.5)	(814.2)
Loss on retirement of long-term obligations	—	—	(71.8)	(22.2)
Other (expense) income (including foreign currency (losses) gains of ($63.7), ($7.6), ($216.4) and $6.1, respectively)	(70.0)	(2.0)	(240.8)	17.6
Total other expense	(254.6)	(192.4)	(1,066.4)	(772.0)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	419.7	468.9	1,821.1	1,916.4
Income tax (provision) benefit(3)	(58.1)	100.5	(129.6)	0.2
NET INCOME	361.6	569.4	1,691.5	1,916.6
Net income attributable to noncontrolling interests	3.5	(6.7)	(0.9)	(28.8)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$365.1	$562.7	$1,690.6	$1,887.8
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.82	$1.27	$3.81	$4.27
Diluted net income attributable to American Tower Corporation common stockholders	$0.82	$1.26	$3.79	$4.24
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (in thousands):
BASIC	444,293	442,940	443,640	442,319
DILUTED	446,347	445,923	446,104	445,520

_______________
(1)Property costs of operations, services costs of operations and selling, general, administrative and development expense include stock-based compensation expense in aggregate amounts of $21.8 million and $120.8 million for the three and twelve months ended December 31, 2020, respectively, and $23.5 million and $111.4 million for the three and twelve months ended December 31, 2019, respectively.
(2)Three and twelve months ended December 31, 2020 include the impacts of impairment charges of approximately $181 million and $223 million, respectively.
(3)Three and twelve months ended December 31, 2019 reflect a tax benefit of $113 million as a result of revaluing our net deferred tax liability due to tax law changes in India.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,691.5	$1,916.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and accretion	1,882.3	1,778.4
Stock-based compensation expense	120.8	111.4
Loss on early retirement of long-term obligations	71.8	22.2
Other non-cash items reflected in statements of operations	549.5	157.0
Increase in net deferred rent balances	(322.0)	(183.5)
Right-of-use asset and Operating lease liability, net	(10.9)	17.4
Increase in assets	(91.1)	(55.1)
Decrease in liabilities	(10.5)	(11.8)
Cash provided by operating activities	3,881.4	3,752.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(1,031.7)	(991.3)
Payments for acquisitions, net of cash acquired	(3,799.1)	(2,959.6)
Proceeds from sales of short-term investments and other non-current assets	19.6	383.5
Payments for short-term investments	—	(355.9)
Deposits and other	26.6	(64.2)
Cash used for investing activities	(4,784.6)	(3,987.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	8,230.4	5,750.0
Proceeds from issuance of senior notes, net	7,925.1	4,876.7
Proceeds from term loans	1,940.0	1,300.0
Repayments of notes payable, credit facilities, senior notes, secured debt, term loans and finance leases(1)	(13,875.4)	(9,225.3)
Distributions to noncontrolling interest holders, net	(12.3)	(11.8)
Purchases of common stock	(56.0)	(19.6)
Proceeds from stock options and employee stock purchase plan	98.1	105.5
Distributions paid on common stock	(1,928.2)	(1,603.0)
Payment for early retirement of long-term obligations	(68.2)	(21.0)
Deferred financing costs and other financing activities(2)	(176.5)	(135.6)
Purchases of redeemable noncontrolling interests	(861.7)	(425.7)
Purchase of noncontrolling interest	—	(68.5)
Cash provided by financing activities	1,215.3	521.7
Net effect of changes in foreign currency exchange rates on cash and cash equivalents, and restricted cash	(28.7)	(13.7)
NET INCREASE IN CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH	283.4	273.1
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	1,578.0	1,304.9
CASH AND CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,861.4	$1,578.0
CASH PAID FOR INCOME TAXES, NET	$146.3	$147.5
CASH PAID FOR INTEREST	$762.3	$750.2
_______________
(1)Twelve months ended December 31, 2020 and December 31, 2019 include $9.2 million and $18.0 million of finance lease payments, respectively.
(2)Twelve months ended December 31, 2020 and December 31, 2019 include $36.9 million and $29.6 million of perpetual land easement payments, respectively.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions, totals may not add due to rounding.)

As a result of the InSite Acquisition, the Company updated its reportable segments to rename U.S. property and Asia property to U.S. & Canada property and Asia-Pacific property, respectively. The Company continues to report its results in six segments – U.S. & Canada property, Asia-Pacific property, Africa property, Europe property, Latin America property and services. The change in reportable segment names had no impact on the Company’s consolidated financial statements for any prior periods.

	Three Months Ended December 31, 2020
	Property							Services	Total
	U.S. & Canada	Latin America	Asia-Pacific	Africa	Europe	Total International(1)	Total Property
Segment revenues	$1,217	$326	$276	$239	$42	$882	$2,100	$23	$2,123
Segment operating expenses(2)	208	99	172	76	7	354	563	9	572
Segment Gross Margin	$1,009	$226	$105	$163	$35	$528	$1,537	$14	$1,551
Segment SG&A(2)	45	25	7	38	7	78	123	5	128
Segment Operating Profit	$964	$201	$97	$125	$27	$450	$1,415	$9	$1,423
Segment Operating Profit Margin	79%	62%	35%	52%	65%	51%	67%	38%	67%

Growth Metrics
Revenue Growth	10.7%	(1.4)%	(6.2)%	58.8%	21.9%	9.0%	10.0%	49.7%	10.3%
Total Tenant Billings Growth	4.5%	11.9%	2.8%	57.9%	9.2%	18.7%	9.4%
Organic Tenant Billings Growth	4.0%	7.2%	(0.1)%	9.4%	2.6%	5.2%	4.4%

Revenue Components(3)
Prior-Year Tenant Billings	$987	$224	$153	$108	$30	$514	$1,501
Colocations/Amendments	27	8	14	8	1	31	57
Escalations	31	10	3	5	0	19	50
Cancellations	(15)	(3)	(17)	(3)	(1)	(24)	(39)
Other	(3)	1	(0)	(0)	0	0	(2)
Organic Tenant Billings	$1,027	$240	$152	$118	$31	$541	$1,568
New Site Tenant Billings	5	11	4	53	2	69	75
Total Tenant Billings	$1,032	$250	$157	$171	$33	$611	$1,642
Foreign Currency Exchange Impact(4)	—	(34)	(5)	(5)	2	(42)	(42)
Total Tenant Billings (Current Period)	$1,032	$216	$151	$166	$35	$568	$1,600

Straight-Line Revenue	129	7	2	5	1	14	143
Prepaid Amortization Revenue	31	1	—	0	2	3	33
Other Revenue	26	31	(5)	12	3	41	67
International Pass-Through Revenue	—	88	133	59	0	281	281
Foreign Currency Exchange Impact(5)	—	(17)	(4)	(4)	1	(24)	(24)
Total Property Revenue (Current Period)	$1,217	$326	$276	$239	$42	$882	$2,100
_______________
(1)Total International reflects the Company’s international operations excluding Canada.
(2)Excludes stock-based compensation expense.
(3)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(4)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(5)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions, totals may not add due to rounding.)

	Three Months Ended December 31, 2019
	Property							Services	Total
	U.S. & Canada	Latin America	Asia-Pacific(1)	Africa	Europe	Total International(2)	Total Property
Segment revenues	$1,099	$330	$295	$150	$34	$809	$1,908	$15	$1,924
Segment operating expenses(3)	213	101	172	50	8	330	543	7	550
Segment Gross Margin	$887	$229	$123	$100	$27	$479	$1,366	$9	$1,374
Segment SG&A(3)	47	26	23	13	6	67	114	3	118
Segment Operating Profit	$840	$203	$100	$87	$21	$411	$1,251	$6	$1,257
Segment Operating Profit Margin	76%	62%	34%	58%	61%	51%	66%	36%	65%

Growth Metrics(4)
Revenue Growth	12.6%	6.1%	(53.7)%	5.5%	(8.3)%	(28.2)%	(9.3)%	(46.5)%	(9.8)%
Total Tenant Billings Growth	6.9%	9.7%	(5.0)%	11.7%	2.9%	5.0%	6.2%
Organic Tenant Billings Growth	6.2%	8.0%	(8.4)%	10.0%	2.6%	2.9%	5.1%

Revenue Components(5)
Prior-Year Tenant Billings	$923	$211	$158	$100	$30	$500	$1,423
Colocations/Amendments	45	11	20	3	1	35	81
Escalations	29	10	3	5	1	19	48
Cancellations	(14)	(5)	(37)	(0)	(1)	(43)	(57)
Other	(2)	1	0	3	0	3	1
Organic Tenant Billings	$981	$228	$145	$110	$31	$515	$1,496
New Site Tenant Billings	6	3	5	2	0	11	16
Total Tenant Billings	$987	$232	$151	$112	$31	$525	$1,512
Foreign Currency Exchange Impact(6)	—	(8)	2	(4)	(1)	(11)	(11)
Total Tenant Billings (Current Period)	$987	$224	$153	$108	$30	$514	$1,501

Straight-Line Revenue	76	4	1	2	1	7	84
Prepaid Amortization Revenue	29	0	—	0	1	2	31
Other Revenue	7	28	11	1	2	42	49
International Pass-Through Revenue	—	77	128	40	0	246	246
Foreign Currency Exchange Impact(7)	—	(3)	2	(1)	(0)	(3)	(3)
Total Property Revenue (Current Period)	$1,099	$330	$295	$150	$34	$809	$1,908
_______________
(1)Inclusive of the negative impacts of ICCC. See quarterly supplemental materials package for additional detail.
(2)Total International reflects the Company’s international operations excluding Canada.
(3)Excludes stock-based compensation expense.
(4)Growth rates negatively impacted by the non-recurrence of the Tata settlement.
(5)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(6)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(7)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT
($ in millions, totals may not add due to rounding.)

	Twelve Months Ended December 31, 2020
	Property							Services	Total
	U.S. & Canada	Latin America	Asia-Pacific	Africa	Europe	Total International(1)	Total Property
Segment revenues	$4,517	$1,257	$1,139	$890	$150	$3,437	$7,954	$88	$8,042
Segment operating expenses(2)	808	393	661	298	28	1,380	2,188	37	2,224
Segment Gross Margin	$3,709	$865	$478	$593	$122	$2,057	$5,766	$51	$5,817
Segment SG&A(2)	162	93	97	94	23	308	470	15	485
Segment Operating Profit	$3,547	$772	$381	$498	$99	$1,749	$5,296	$37	$5,332
Segment Operating Profit Margin	79%	61%	33%	56%	66%	51%	67%	42%	66%

Growth Metrics
Revenue Growth	7.8%	(6.2)%	(6.4)%	52.5%	11.1%	4.9%	6.5%	(23.8)%	6.1%
Total Tenant Billings Growth	5.0%	12.1%	3.0%	57.8%	5.5%	18.4%	9.7%
Organic Tenant Billings Growth	4.6%	7.2%	(0.2)%	9.1%	2.2%	5.1%	4.8%

Revenue Components(3)
Prior-Year Tenant Billings	$3,885	$892	$613	$424	$121	$2,051	$5,936
Colocations/Amendments	134	35	69	25	4	133	268
Escalations	124	39	14	20	2	75	199
Cancellations	(67)	(14)	(84)	(7)	(3)	(107)	(174)
Other	(12)	4	(1)	1	0	4	(8)
Organic Tenant Billings	$4,065	$957	$612	$463	$124	$2,156	$6,221
New Site Tenant Billings	16	44	20	206	4	273	289
Total Tenant Billings	$4,081	$1,000	$632	$669	$128	$2,429	$6,510
Foreign Currency Exchange Impact(4)	—	(151)	(30)	(29)	2	(208)	(208)
Total Tenant Billings (Current Period)	$4,081	$849	$601	$640	$130	$2,221	$6,302

Straight-Line Revenue	281	19	8	14	2	42	323
Prepaid Amortization Revenue	120	2	—	1	6	9	130
Other Revenue	34	109	25	27	9	170	204
International Pass-Through Revenue	—	350	532	220	1	1,103	1,103
Foreign Currency Exchange Impact(5)	—	(71)	(27)	(12)	1	(109)	(109)
Total Property Revenue (Current Period)	$4,517	$1,257	$1,139	$890	$150	$3,437	$7,954
_______________
(1)Total International reflects the Company’s international operations excluding Canada.
(2)Excludes stock-based compensation expense.
(3)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(4)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(5)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED CONSOLIDATED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
($ in millions, totals may not add due to rounding.)

	Twelve Months Ended December 31, 2019
	Property							Services	Total
	U.S. & Canada	Latin America	Asia-Pacific(1)	Africa	Europe	Total International(2)	Total Property
Segment revenues	$4,189	$1,341	$1,217	$584	$135	$3,276	$7,465	$115	$7,580
Segment operating expenses(3)	808	411	716	209	28	1,364	2,172	42	2,214
Segment Gross Margin	$3,381	$929	$501	$375	$107	$1,912	$5,293	$73	$5,366
Segment SG&A(3)	176	101	100	54	23	278	453	12	465
Segment Operating Profit	$3,205	$828	$401	$321	$84	$1,634	$4,840	$61	$4,901
Segment Operating Profit Margin	77%	62%	33%	55%	62%	50%	65%	53%	65%

Growth Metrics(4)
Revenue Growth	9.6%	6.0%	(21.0)%	7.0%	(5.1)%	(6.2)%	2.1%	(8.0)%	1.9%
Total Tenant Billings Growth	7.7%	9.4%	(9.7)%	14.5%	3.1%	3.5%	6.1%
Organic Tenant Billings Growth	7.3%	7.6%	(20.5)%	9.0%	2.8%	(1.9)%	3.9%

Revenue Components(5)
Prior-Year Tenant Billings	$3,608	$862	$702	$391	$124	$2,080	$5,688
Colocations/Amendments	206	44	74	14	3	135	341
Escalations	115	43	13	21	2	79	194
Cancellations	(52)	(25)	(233)	(7)	(3)	(267)	(320)
Other	(6)	5	2	7	1	14	8
Organic Tenant Billings	$3,871	$928	$559	$426	$127	$2,041	$5,911
New Site Tenant Billings	14	15	76	22	0	112	127
Total Tenant Billings	$3,885	$943	$634	$448	$128	$2,153	$6,038
Foreign Currency Exchange Impact(6)	—	(50)	(21)	(24)	(7)	(102)	(102)
Total Tenant Billings (Current Period)	$3,885	$892	$613	$424	$121	$2,051	$5,936

Straight-Line Revenue	146	20	11	5	3	38	184
Prepaid Amortization Revenue	109	3	—	1	4	8	117
Other Revenue	49	122	55	6	6	189	237
International Pass-Through Revenue	—	324	558	155	1	1,038	1,038
Foreign Currency Exchange Impact(7)	—	(20)	(20)	(8)	(1)	(48)	(48)
Total Property Revenue (Current Period)	$4,189	$1,341	$1,217	$584	$135	$3,276	$7,465

_______________
(1)Inclusive of the negative impacts of ICCC. See quarterly supplemental materials package for additional detail.
(2)Total International reflects the Company’s international operations excluding Canada.
(3)Excludes stock-based compensation expense.
(4)Growth rates negatively impacted by the non-recurrence of the Tata settlement.
(5)All components of revenue, except those labeled current period, have been translated at prior-period foreign currency exchange rates.
(6)Reflects foreign currency exchange impact on all components of Total Tenant Billings.
(7)Reflects foreign currency exchange impact on components of revenue, other than Total Tenant Billings.

UNAUDITED SELECTED CONSOLIDATED FINANCIAL INFORMATION
($ in millions, totals may not add due to rounding.)

The reconciliation of Adjusted EBITDA to net income and the calculation of Adjusted EBITDA Margin are as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income	$361.6	$569.4	$1,691.5	$1,916.6
Income tax provision (benefit)	58.1	(100.5)	129.6	(0.2)
Other expense (income)	70.0	2.0	240.8	(17.6)
Loss on retirement of long-term obligations	—	—	71.8	22.2
Interest expense	196.1	200.9	793.5	814.2
Interest income	(11.5)	(10.5)	(39.7)	(46.8)
Other operating expenses	198.1	82.8	265.8	166.3
Depreciation, amortization and accretion	481.2	449.8	1,882.3	1,778.4
Stock-based compensation expense	21.8	23.5	120.8	111.4
Adjusted EBITDA	$1,375.4	$1,217.4	$5,156.4	$4,744.5
Total revenue	2,122.5	1,923.7	8,041.5	7,580.3
Adjusted EBITDA Margin	65%	63%	64%	63%

The reconciliation of Nareit FFO attributable to American Tower Corporation common stockholders to net income and the calculation of Consolidated AFFO, Consolidated AFFO per Share, AFFO attributable to American Tower Corporation common stockholders and AFFO attributable to American Tower Corporation common stockholders per Share are as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income	$361.6	$569.4	$1,691.5	$1,916.6
Real estate related depreciation, amortization and accretion	430.1	395.6	1,674.1	1,578.8
Losses from sale or disposal of real estate and real estate related impairment charges(1)	187.5	63.8	241.8	139.5
Dividend to noncontrolling interest	(7.9)	(13.2)	(7.9)	(13.2)
Adjustments for unconsolidated affiliates and noncontrolling interests	(15.7)	(22.1)	(88.7)	(130.0)
Nareit FFO attributable to AMT common stockholders	$955.6	$993.5	$3,510.8	$3,491.7
Straight-line revenue	(143.1)	(83.9)	(322.0)	(183.5)
Straight-line expense	13.8	11.5	51.6	44.4
Stock-based compensation expense	21.8	23.5	120.8	111.4
Deferred portion of income tax	(2.2)	(137.0)	(16.7)	(147.7)
Non-real estate related depreciation, amortization and accretion	51.1	54.2	208.2	199.6
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges	8.9	7.8	33.3	28.4
Payment of shareholder loan(2)	—	—	(63.3)	(14.2)
Other expense (income)(3)	70.0	2.0	240.8	(17.6)
Loss on retirement of long-term obligations	—	—	71.8	22.2
Other operating expense(4)	10.6	19.0	24.0	26.8
Capital improvement capital expenditures	(64.4)	(50.8)	(150.3)	(160.0)
Corporate capital expenditures	(2.2)	(3.0)	(9.3)	(10.6)
Adjustments for unconsolidated affiliates and noncontrolling interests	15.7	22.1	88.7	130.0
Consolidated AFFO	$935.6	$858.9	$3,788.4	$3,520.9
Adjustments for unconsolidated affiliates and noncontrolling interests(5)	(12.2)	10.9	(24.9)	(79.2)
AFFO attributable to AMT common stockholders	$923.4	$869.8	$3,763.5	$3,441.7
Divided by weighted average diluted shares outstanding	446,347	445,923	446,104	445,520
Consolidated AFFO per Share	$2.10	$1.93	$8.49	$7.90
AFFO attributable to AMT common stockholders per Share	$2.07	$1.95	$8.44	$7.73
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(1)Included in these amounts are impairment charges of approximately $181 million and $223 million for the three and twelve months ended December 31, 2020, respectively, and approximately $49 million and $94 million for the three and twelve months ended December 31, 2019, respectively.
(2)Twelve months ended December 31, 2020 relates to the payment of capitalized interest associated with the acquisition of MTN Group Limited’s redeemable noncontrolling interests in each of our joint ventures in Ghana and Uganda. Twelve months ended December 31, 2019 relates to the payment of capitalized interest associated with the shareholder loan previously owed to our joint venture partner in Ghana. These long-term deferred interest payments were previously expensed but excluded from Consolidated AFFO.
(3)Three and twelve months ended December 31, 2020 include losses on foreign currency exchange rate fluctuations of $63.7 million and $216.4 million, respectively. Three and twelve months ended December 31, 2019 include losses (gains) on foreign currency exchange rate fluctuations of $7.6 million and ($6.1 million), respectively.
(4)Primarily includes integration and acquisition-related costs.
(5)Includes adjustments for the impact on both Nareit FFO attributable to American Tower Corporation common stockholders and the other line items included in the calculation of Consolidated AFFO.